EXHIBIT 99.1

News Release
The York Water Company
130 East Market Street
York, PA 17401
Contact:	Jeffrey S. Osman, President

Phone:	717-845-3601	FOR IMMEDIATE RELEASE

YORK WATER COMPANY ACQUIRES MOUNTAIN VIEW WATER COMPANY

York, Pennsylvania, March 21, 2005: The York Water Company's (Nasdaq: YORW) President, Jeffrey S. Osman, announced today the Company has entered into an agreement to acquire the water system of Mountain View Water Company that serves approximately 40 residential customers and a 220-unit mobile home park in Conewago Township, York County, Pennsylvania. The agreement is subject to the approval of the Pennsylvania Public Utility Commission.

The Company will construct a main to interconnect with the Mountain View Water Company’s existing distribution facilities. The interconnection is expected to be completed by September 1, 2005.

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